UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2020

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2020, the Board of Directors (the “Board”) of PAR Technology Corporation (the “Company”) adopted an amendment to Article VII, Section 2. of the Company’s Bylaws, as amended May 22, 2014 (the “Bylaws Amendment”). The amendment, effective March 29, 2020, modernizes the Company’s procedures for producing the list of stockholders entitled to vote in order to accommodate electronic access to the list. This summary is qualified in its entirety to the Bylaws Amendment, which is filed as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On March 6, 2020, the Company filed a Current Report on Form 8-K (the “Report”) announcing the date, time and location of the Company’s 2020 Annual Meeting of Stockholders, as set forth in a press release issued by the Company.  On March 25, 2020, the Board determined that, in light of the coronavirus outbreak (COVID-19), the protocols that federal, state, and local governments have imposed and may impose, and in the best interests of the health and well-being of the Company’s stockholders, employees and directors, the 2020 Annual Meeting, to be held on Thursday, June 4, 2020, will be a completely virtual meeting; there will be no physical meeting location.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3(ii)	Amendment to the Company’s Bylaws, as amended May 22, 2014, and further amended March 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: March 30, 2020	/s/ Bryan A. Menar
By: Bryan A. Menar
Title: Chief Financial and Accounting Officer (Principal Financial Officer)